UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 6, 2007

MGIC Investment Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202
(Address of principal executive offices, including zip code)
(414) 347-6480
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

        On February 6, 2007, MGIC Investment Corporation (“MGIC”) and Radian Group Inc. (“Radian”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Radian agreed, subject to the terms and conditions of the Merger Agreement, to merge with and into MGIC (the “Merger”), with the combined company to be re-named MGIC Radian Financial Group Inc.

        Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the boards of directors of both companies, upon the completion of the Merger each share of Radian common stock will be converted into 0.9658 shares of MGIC common stock (the “Exchange Ratio”), with cash to be paid in lieu of fractional shares of MGIC common stock. Radian stock options and other equity awards will automatically convert upon completion of the Merger into stock options and equity awards with respect to MGIC common stock, subject to adjustment to reflect the Exchange Ratio. Other than those shares of Radian restricted stock granted (or to be granted) to Radian employees based on their 2006 performance (the “2006 Restricted Shares”), all outstanding Radian stock options or other equity awards will vest upon completion of the Merger. The 2006 Restricted Shares generally will vest three years from the date of grant, but may vest earlier, if, during the two year period following completion of the Merger, the employee’s employment is terminated by the Company without cause or by the employee for good reason (as those terms are defined in the applicable award agreements).

        The Merger Agreement contains representations, warranties and covenants of Radian and MGIC, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. The board of directors of each company has adopted a resolution recommending the approval or adoption of the Merger Agreement by its respective stockholders, and each party has agreed to hold a stockholder meeting to put these matters before their stockholders for their consideration. Each party has also agreed not to (i) solicit proposals relating to competing business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

        Consummation of the Merger is subject to various conditions, including (i) requisite approvals of the holders of Radian and MGIC common stock, (ii) receipt of regulatory approvals, (iii) the absence of any law or order prohibiting the closing, and (iv) effectiveness of the Form S-4 registration statement relating to the MGIC common stock to be issued in the Merger and listing of the MGIC common stock to be issued in the Merger on the New York Stock Exchange. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants in all material respects and (iii) the delivery of opinions from counsel to Radian and counsel to MGIC relating to the U.S. federal income tax code treatment of the Merger.

        Under the Merger Agreement, upon completion of the Merger, Curt Culver, chairman of the board and chief executive officer of MGIC, will continue as chairman of the board and chief executive officer of the combined company, and S.A. Ibrahim, chief executive officer of Radian, will become chief operating officer and president of the combined company. Mr. Ibrahim will succeed to the chief executive officer role at the combined company’s May 2009 stockholder meeting (or, if completion of the Merger occurs after July 1, 2007, on September 1, 2009), and Mr. Ibrahim will succeed to the chairman role at the combined company’s May 2010 stockholder meeting. Mr. Ibrahim also entered into an employment agreement with MGIC that provides for his role at MGIC as described above and which is conditioned upon completion of the Merger. Upon completion of the Merger, Mr. Ibrahim’s new agreement will supersede his existing employment agreement with Radian. Under the Merger Agreement, until the combined company’s May 2010 stockholder meeting, the board will be comprised of 12 members, with six members from MGIC’s current board and six members from Radian’s current board. However, the initial board will be comprised of six MGIC directors and only five Radian directors; promptly following the completion of the Merger, the combined company will call a special stockholder meeting to vote on the election of a sixth Radian director. Board committees and board chair positions of the combined company will be evenly divided between former Radian and former MGIC directors. Any change to the provisions described above, and any failure to continue the board service of either of Mr. Culver or Mr. Ibrahim or to honor the executive appointment and succession provisions, will require the approval of at least eight of the non-employee members of the combined company’s board of directors (including at least three of the former Radian or three of the former MGIC directors (or their successors), as the case may be). The location of the headquarters and principal office of the combined company (to be re-named “MGIC Radian Financial Group Inc.”) and the mortgage insurance line of business will be Milwaukee, Wisconsin. Any change to the provisions relating to these headquarters and the name of the combined company will require the affirmative vote of at least 75% of the entire board of directors. Effective as of the completion of the Merger, the MGIC bylaws will be amended to implement the provisions relating to the management, the board of directors of MGIC, headquarters and name after the Merger, as further described in the Merger Agreement. In addition to the foregoing, but not subject to the amended bylaws, the financial guaranty business of the combined company will continue to be based in New York, New York.

        The Merger Agreement contains certain termination rights for both Radian and MGIC. Under certain circumstances, including those relating to competing business combination proposals, termination of the Merger Agreement may result in a party paying a termination fee of $185 million.

        The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1, hereto and is hereby incorporated into this report by reference.

        The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of Radian and MGIC. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement together with the other information concerning Radian and MGIC that each company publicly files in reports and statements with the Securities and Exchange Commission.

Item 3.03.	Material Modification to Rights of Security Holders.

        Immediately prior to the execution of the Merger Agreement, the board of directors of MGIC approved a resolution to amend MGIC’s Rights Agreement with Wells Fargo Bank, N.A (f/k/a Wells Fargo Bank Minnesota, National Association), dated as of July 22, 1999, as amended, for the purpose of further rendering the Rights Agreement inapplicable to the Merger Agreement, the Merger and the other transactions contemplated thereby.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(2.1)	Agreement and Plan of Merger, between MGIC Investment Corporation and Radian Group Inc., dated February 6, 2007.*

*	The disclosure schedules to the Merger Agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

* * *

Additional Information

        The proposed merger will be submitted to shareholders of MGIC Investment Corporation and Radian Group Inc. for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about MGIC and Radian, without charge, at the Securities Exchange Commission’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing MGIC’s website (http://www.mgic.com) or Radian’s website (http://www.radian.biz). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Michael Zimmerman, Vice President Investor Relations, 250 E. Kilbourn, Milwaukee, WI 53092 or Mona Zeehandelaar, Senior Vice President, Investor Relations and Corporate Communications, 1601 Market Street, Philadelphia, PA 19103.

        MGIC Investment Corporation and Radian Group Inc., their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the shareholders of MGIC Investment Corporation and/or Radian Group Inc. in respect of the proposed merger. Information regarding MGIC Investment Corporation’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by MGIC on March 30, 2006, and information regarding Radian Group Inc’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by Radian on April 18, 2006. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available.

Forward Looking Statements

        Discussions in this Current Report on Form 8-K that are not statements of historical fact (including statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” and “plan”) are forward-looking statements that involve risks and uncertainties. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Radian and MGIC, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Radian or MGIC stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; customer attrition and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; competition and its effect on pricing, spending, third-party relationships and revenues; movements in market interest rates and secondary market volatility; potential sales of assets in connection with the merger; legislative and regulatory changes affecting demand for private mortgage insurance or financial guaranty insurance; downgrades of the insurance financial-strength ratings assigned by the major ratings agencies to Radian’s and MGIC’s operating subsidiaries and unfavorable changes in economic and business conditions. Additional factors that may affect future results are contained in Radian’s and MGIC’s filings with the SEC, which are available at the SEC’s website http://www.sec.gov. Radian and MGIC disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: February 12, 2007	By: /s/ Jeffrey H. Lane
Jeffrey H. Lane
Senior Vice President and Secretary

MGIC INVESTMENT CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated February 6, 2007

Exhibit
Number

(2.1)	Agreement and Plan of Merger, between MGIC Investment Corporation and Radian Group Inc., dated February 6, 2007.*

*	The disclosure schedules to the Merger Agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.